PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(B)(3)
DATED FEBRUARY 5, 2001                             REGISTRATION NUMBER 333-46970
(To Prospectus dated October 12, 2000)



                            COMVERSE TECHNOLOGY, INC.

                                5,676,593 SHARES

                                       OF

                                  COMMON STOCK


                              ---------------------

This Prospectus Supplement should be read in conjunction with the Comverse Technology, Inc. prospectus dated October 12, 2000 (the "Prospectus"), and the information incorporated by reference therein.

Our common stock is traded on the Nasdaq National Market under the symbol
"CMVT."


                                 ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

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YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN
THE PROSPECTUS OR IN THIS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THE PROSPECTUS OR IN THIS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENT.

Whenever we refer to the "Company" or to "us," or use the terms "we" or "our" in this prospectus, we are referring to Comverse Technology, Inc., a New York corporation, and our directly or indirectly owned subsidiaries.


                                 --------------

                              SELLING SHAREHOLDERS

The disclosure set forth under the heading "Selling Shareholders" in the Prospectus is supplemented as follows:

The selling shareholders may gift or donate all or any portion of the shares of common stock set forth opposite their respective names in the selling shareholder table in the Prospectus. In addition, certain selling shareholders, including, but not limited to, Sherpa Holdings LLC, Shalom.com LLC, Evergreen Partners US Direct Fund III LP, and Periscope 1 Fund LP, may from time to time distribute to their limited partners, members, shareholders or other security holders, all or any portion of the shares of common stock set forth opposite their respective names in the selling shareholders table in the Prospectus. In the event of any such gift, donation, disposition or distribution, the recipients of such shares shall, without having to be specifically named in the prospectus or any supplement thereto, be deemed to be selling shareholders under this prospectus and shall be entitled to sell, gift, donate, distribute or otherwise dispose of such shares pursuant to the registration statement of which this supplemented prospectus forms a part.





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